To the Shareholders and Trustees of Liberty Funds Trust III

In  planning  and  performing  our  audits of the  financial  statements
of the Colonial  Global  Equity  Fund,   Colonial  Global   Utilities  Fund,
Colonial International Horizons Fund, Colonial Select Value Fund and Colonial Strategic Balanced Fund (the "Funds") for the year ended
October 31, 1999, we considered their  internal   control,   including
control   activities  for  safeguarding securities,  in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing
financial  statements for external purposes thatare  fairly   presented  in
conformity  with  generally   accepted   accounting
principles.   Those  controls   include  the   safeguarding  of
assets  against
unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all
matters in  internal   control  that  might  be  material   weaknesses
under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be  detected  within a timely  period  by  employees  in the  normal course  of performing  their assigned  functions.  However,  we noted
no matters  involving internal  control  and  its  operation,   including
controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1999.

This report is intended solely for the information and use of management and the Trustees of Liberty Funds Trust III and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Boston, MA
December 13, 1999